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                                EXETER FUND, INC.
                                     FORM OF
                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A
                                  DATED 5-11-99

                           Socially Responsible Series

     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT (the "Agreement") dated as of April 30, 1993 between Exeter Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").

                                    RECITALS

     The Fund has executed and delivered the Investment Advisory Agreement dated as of April 30, 1993 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Series of the Fund. The Fund has created the Socially Responsible Series (the `Additional Series").

                                   AGREEMENTS

     Now, therefore, the parties agree as follows:

     The following will be subject to the terms and conditions of the Agreement:


         SERIES                             PERCENTAGE
         ------                             ----------
Socially Responsible Series                    .50%


       The parties below have executed this Agreement as of May 11, 1999.


                            EXETER FUND, INC.


                            /s/ William Manning
                            ---------------------------------
                            William Manning, President


                            MANNING & NAPIER ADVISORS, INC.


                            /s/ B. Reuben Auspitz
                            ---------------------------------
                            B. Reuben Auspitz, Executive V.P.